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                                                                    Exhibit 23.2



                         Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 25, 1999 appearing on page F-1 of Dental Care Alliance, Inc.'s annual report on Form 10-K for the year ended December 31, 1998.

/s/ PricewaterhouseCoopers  LLP

PricewaterhouseCoopers  LLP

Houston, Texas
May 14, 1999